EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to Amendment No. 1 to the Registration Statement (No. 333-229660) on Form S-4 of Emmaus Life Sciences, Inc. (formerly MYnd Analytics, Inc.) of our report dated March 21, 2019, relating to the consolidated financial statements of EMI Holding, Inc. (formerly Emmaus Life Sciences, Inc.) incorporated by reference in this Current Report on Form 8-K/A.

/s/ SingerLewak LLP

Los Angeles, California

August 14, 2019